UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): January 6, 2014

 CHECKPOINT SYSTEMS, INC.

(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)
101 Wolf Drive, PO Box 188, Thorofare, New Jersey	08086
(Address of principal executive offices)	(Zip Code)
856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 8.01 Other Events.

In connection with a routine review of the compliance of Checkpoint Systems, Inc.  (the “Company”) with the New York Stock Exchange (“NYSE” ) Listed Company Manual (the “Manual”), the NYSE requested the Company clarify and supplement certain disclosures in its proxy statement for the 2013 Annual Meeting of Stockholders (the “2013 Proxy Statement”) as described below.

Communication with Non-Management Directors. The procedure for stockholders to communicate with the non-management members of the board of directors included in the 2013 Proxy Statement is also the procedure for other interested parties:

Interested parties may communicate directly with the Chairman of the Board or with the non-employee directors as a group by writing to the Chairman of the Board, Checkpoint Systems, Inc., 101 Wolf Drive, Thorofare, New Jersey 08086.

Disclosure of the items described above will be made on a going forward basis in the Company’s future annual meeting proxy statements, as well as in any other filings requiring such disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Dated: January 10, 2014	By:	/s/ Jeffrey O. Richard
Jeffrey O. Richard Executive Vice President and Chief Financial Officer